General Growth Properties, Inc.
2010 Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made effective as of the date set forth in the attached summary (the “Date of Grant”), between General Growth Properties, Inc., a Delaware corporation (the “Company”) and you, the undersigned recipient (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the General Growth Properties, Inc. 2010 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Restricted Stock Award. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant the number of shares as reflected in the attached summary (the “Restricted Shares”) as of the business day following the Date of Grant, which shall vest and become non-forfeitable in accordance with Section 3 hereof.
2.    Issuance of Shares. The Company shall cause the Restricted Shares to be issued in the name of the Participant on the books and records of the Company promptly following execution of this Award Agreement by the Participant. The Participant acknowledges that the Restricted Shares are uncertificated and shall be credited to an escrow account until the Vesting Date (as defined below). Upon the request of the Company, the Participant agrees to execute and deliver to the Company a stock power in a form satisfactory to the Company, duly endorsed in blank, relating to the Restricted Shares.
3.    Vesting of Restricted Shares. Subject to the Participant’s continued Service through the applicable vesting date and the terms of the Plan, the Restricted Shares shall vest in equal installments on each of the first ___ (_) anniversaries of the Date of Grant (each, a “Vesting Date”).
4.    Change of Control. In the event of a Change of Control (as defined in the Plan), the Committee shall make one or more of the adjustments provided in Section 12.2 of the Plan.

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5.    Termination of Service.
A.If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Restricted Shares exclusively in the event of termination of the Participant’s service with the Company or any Subsidiary or Affiliate. The foregoing sentence will be deemed an amendment to this Award Agreement to the extent required to apply applicable terms of the Service Agreement, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Participant’s incentive compensation awards in the event of certain types of terminations of the Participant’s service (such as, for example, termination at the end of the term or termination without Cause by the employer) may require that vesting occur with respect to the Award, other than as provided herein.
B.Subject to Section 5.A above, upon a termination of the Participant’s service by the Company for Cause, the Restricted Shares shall immediately be forfeited without consideration.
C.Subject to Section 5.A above, upon a termination of the Participant’s service by reason of death, Disability or Retirement, any unvested Restricted Shares shall accelerate and immediately vest in full, and all restrictions and conditions on the Restricted Shares shall lapse.
D.Subject to Section 5.A above, upon a termination of the Participant’s service for any reason, other than pursuant to Sections 5.B and 5.C above, any unvested Restricted Shares shall immediately be forfeited without consideration, and with respect to vested Restricted Shares only, all restrictions and conditions on such Restricted Shares shall lapse.
6.    Definitions.
“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Cause,” unless otherwise determined by the Committee, (i) conviction or plea of guilty or no contest to any felony or crime of dishonesty or moral turpitude, (ii) gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) drug addiction or habitual intoxication that adversely effects the Participant’s job performance or the reputation or best interests of the Company or any Affiliate, (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (v) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (vi) noncompliance with Company policy or code of conduct, or (vii) willful and deliberate failure in the performance of the Participant’s duties in any material respect.
“Disability” means (a) if the Participant is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Participant is not party to a Service

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Agreement that defines “Disability,” permanent and total disability as determined under the procedures established by the Committee for purposes of the Plan.
“Retirement” means (a) retirement from active employment as determined in accordance with provisions of any Service Agreement to which the Participant is a party that specifically pertains to rights and benefits upon retirement or (b) the Participant’s retirement from active employment at or after age 60 and completing ten (10) years of service with the Company or one of its Affiliates; provided that, unless clause (a) above applies, the Committee retains the discretion of establishing that the circumstances of termination of the Participant’s employment met or failed to meet conditions for eligibility for “Retirement.”
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Participant, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
7.    Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company until the Vesting Date, provided, that, the Participant shall have the right to vote and receive dividends on the Restricted Shares (the “Dividends”). The Dividends, if any, shall be paid to the Participant at the same time that such dividends are paid to other shareholders of the Company.
8.    Section 83(b) Election. In the event the Participant determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder (“83(b) Election”), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Date of Grant of the Restricted Shares. The form for making an 83(b) Election is attached hereto as Exhibit A. The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for and the Participant shall be responsible for any consequence of the Participant making an 83(b) Election or failing to make an 83(b) Election.
9.    No Right to Continued Service. The granting of the Restricted Shares evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.
10.    Securities Laws/Legend on Certificates. The issuance and delivery of the Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations,

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warranties and covenants as the Company reasonably requests. The Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and, if any Restricted Shares are represented by certificates, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
11.    Transferability. Unless otherwise provided by the Committee, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
12.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, its vesting or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
13.    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
14.    Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
15.    Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
16.    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

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17.    Choice of Law. This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
18.    Restricted Shares Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
19.    No Guarantees Regarding Tax Treatment. The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Shares. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Shares.
20.    Amendment. The Committee may amend or alter this Award Agreement and the Restricted Shares granted hereunder at any time, subject to the terms of the Plan.
21.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
*        *        *

IN WITNESS WHEREOF, the parties hereto have entered into this Award Agreement.

GENERAL GROWTH PROPERTIES, INC.

Name:
Title:

Acknowledged as of the
date first written above:

PARTICIPANT

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EXHIBIT A

Section 83(b) Election
This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.
(1)The taxpayer who performed the services is:
Name:
Address:
Social Security Number:

(2)	The property with respect to which the election is being made is _________ shares of the common stock, par value $0.01 per share, of General Growth Properties, Inc.

(3)	The transferor of the property is General Growth Properties, Inc.

(4)	The property was transferred on _____________________ (“Date of Grant”).

(5)	The taxable year in which the election is being made is the calendar year ______.

(6)
The property will vest in equal installments on each of the first ___ anniversaries of the Date of Grant, subject to the taxpayer’s continued service to General Growth Properties, Inc. or its affiliates.

(7)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(8)	The amount paid for such property is $__________ per share.

(9)	A copy of this statement was furnished to General Growth Properties, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(10)	This statement is executed on _____________________.

Signature:

Taxpayer’s name

This election must be filed with the Internal Revenue Service Center with which taxpayer files his Federal income tax returns and must be made within thirty (30) days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer shall also provide a copy of such form to General Growth Properties, Inc. promptly following its filing. The taxpayer should retain two (2) additional copies of the completed form for filing with Federal and state tax returns for the taxpayer’s current tax year and one (1) additional copy for the taxpayer’s records.

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